September 9, 1997


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, NW
Washington, D.C.  20549

Dear Sirs/Madam:

We have read and agree with the comments in Item 4 of Form 8-K of Nitches, Inc. dated September 9, 1997.

Yours truly,

Deloitte & Touche LLP